ChromaDex Corporation Reports Third Quarter 2024 Financial Results
Total net sales of $25.6 million, up $6.1 million or 31% year-over-year, gross margin of 63.5% and record net income and Adjusted EBITDA of $1.9 million and $2.9 million, respectively, for the three months ended September 30, 2024.

LOS ANGELES, CA - October 31, 2024 - ChromaDex Corp. (NASDAQ:CDXC) today announced financial results for the third quarter of 2024.

Third Quarter 2024 Financial and Recent Operational Highlights
•Total net sales were $25.6 million, with $18.1 million from Tru Niagen®, up 31%, and 4%, respectively, from the prior year quarter.
•Total Niagen® ingredient sales, including food-grade and pharmaceutical-grade, reached $6.7 million, up 368% YoY.
•Delivered strong gross margin of 63.5%, up 210 basis points from the prior year quarter.
•Sales and marketing expense as a percentage of net sales was 27.5%, an improvement of 350 basis points, compared to 31.0% from the prior year quarter.
•Achieved net income of $1.9 million or $0.02 earnings per share, an improvement of $2.8 million and $0.03 per share from the prior year quarter.
•Reached record Adjusted EBITDA, a non-GAAP measure, of $2.9 million, up $2.4 million from the prior year quarter.
•In September 2024, ChromaDex expanded the availability of Niagen+, a product line containing pharmaceutical-grade Niagen®, to an additional 14 leading wellness clinics. These Niagen+ products, including Niagen® IV and Niagen® Injections, are compounded and distributed by U.S. FDA-registered 503B outsourcing facilities and are available exclusively by prescription at participating wellness clinics. As of October 31, 2024, ChromaDex has expanded Niagen+ availability to over 100 wellness clinics, with further significant expansion expected in the coming weeks.
•In September 2024, ChromaDex marked its 25th anniversary. Over the past 25 years, ChromaDex has built a reputation as the gold standard for scientific rigor and quality. With over 275 research agreements worldwide, more than 175 peer-reviewed publications, and over 30 human clinical studies on Niagen®, the ChromaDex External Research Program (CERP™) has played a pivotal role in advancing the scientific understanding of NAD+ and its role in age-related health conditions.
•ChromaDex has initiated discussions with the FDA and is working to schedule meetings as part of the Company’s efforts to pursue an Investigational New Drug (IND) application for the use of nicotinamide riboside (NR) in the treatment of Ataxia Telangiectasia (AT). AT is a rare, progressive disease that typically presents in early childhood and affects the function of the nervous system, the immune system, and several other body systems.
“We are proud to report our best quarter to date, achieving $25.6 million in revenue, an impressive 31% increase year-over-year, supported by a strong gross margin of 63.5%, record-setting net income of $1.9 million, and healthy cash flows that have grown our operating cash to $32.4 million,” said ChromaDex CEO Rob Fried. “These results reflect our growing financial strength and set the stage for even greater success. This quarter also marks the first sales of our Niagen+ products, and we look forward to further extending their availability to more wellness clinics as we continue to deliver innovative health solutions to our customers.”

Results of operations for the three months ended September 30, 2024 compared to the prior year quarter

Net Sales for ChromaDex increased 31%, or $6.1 million, to $25.6 million. The growth in net sales was primarily driven by increased Niagen® ingredient sales, including a significant increase in food-grade Niagen® sales and the introduction of pharmaceutical-grade Niagen, and more modest gains in Tru Niagen sales.
Gross Margin improved 210 basis points to 63.5% primarily due to changes in product mix and business mix, the recognition of deferred revenue, and improvements in labor and overhead utilization rates with higher sales.
Operating Expense increased 12%, or $1.5 million, to $14.6 million.
•Selling and marketing (S&M) expense increased $1.0 million and improved 350 basis points as a percentage of net sales to 27.5% of net sales, reflecting greater efficiencies from the increased investments.
•General and administrative expense increased 8%, or $0.5 million, driven by higher legal expense of $0.5 million to support the Niagen+ launch and litigation matters.
Net Income was $1.9 million, or $0.02 per share, compared to a net loss of $1.0 million or $(0.01) per share for the third quarter of 2023.
Adjusted EBITDA, a non-GAAP measure, was $2.9 million, up from $0.5 million for the third quarter of 2023. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP Adjusted EBITDA to net loss, the most directly comparable GAAP measure.
Cash Flows from Operating Activities had a net cash inflow of $3.5 million for the nine months ended September 30, 2024 compared to $6.5 million in the prior year. The approximately $2.9 million reduction in cash provided by operating activities was largely driven by a relatively greater increase in trade receivables of $3.8 million, a greater reduction in accounts payable and accrued expenses of $2.8 million and $1.8 million, respectively, and lower provisions for credit losses of $0.9 million, offset by a $6.4 million improvement in net income (loss).

2024 Full Year Outlook

Looking forward, for the full year, the Company expects approximately 15% revenue growth year-over-year, driven by continued revenue growth through our e-commerce business as well as established partnerships, and includes upside from the Niagen+ product line launch. The Company projects that gross margin will improve slightly year-over-year. Moreover, selling and marketing expense will increase in absolute dollars but remain stable as a percentage of net sales, as the Company continues to make focused investments to drive brand awareness and support new market launches, while maintaining efficiency. The Company plans to continue to invest in research and development to drive future innovation and expects general and administrative expense to be down approximately $1.5 million year over year.

Investor Conference Call
A live webcast will be held Thursday, October 31, 2024 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss ChromaDex’s third-quarter financial results and provide a general business update.
To listen to the webcast, or to view the earnings press release and its accompanying financial exhibits, please visit the Investors Relations section of ChromaDex’s website at https://investors.chromadex.com. The toll-free dial-in information for this call is 1-888-596-4144 with Conference ID: 8584242.
The webcast will be recorded, and will be available for replay via the website from 7:30 p.m. Eastern time on October 31, 2024 through 11:59 p.m. Eastern time on November 13, 2024. The replay of the call can also be accessed by dialing 800-770-2030, using the Replay ID: 8584242.

Important Note on Forward Looking Statements:
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects,” “anticipates,” “intends” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of such terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the quotation from ChromaDex’s Chief Executive Officer, statements related to the Company’s 2024 financial outlook including but not limited to revenue growth, gross margin, expenses, investment plans, and the statements regarding Niagen+. Risks that contribute to the uncertain nature of the forward-looking statements include: inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain and grow sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; including unanticipated developments in and risks related to the Company’s ability to secure adequate quantities of pharmaceutical-grade Niagen in a timely manner; the Company’s ability to obtain appropriate contracts and arrangements with U.S. FDA-registered 503B outsourcing facilities required to compound and distribute pharmaceutical-grade Niagen to clinics; the Company’s ability to remain on the U.S. FDA Bulk Drug Substances Nominated for Use in Compounding Under Section 503B of the Federal Food, Drug, and Cosmetic Act Category 1 list; the Company’s ability to maintain and enforce the Company’s existing intellectual property and obtain new patents; whether the potential benefits of NRC can be further supported; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA and other governmental authorities; and the risks and uncertainties associated with our business and financial condition in general, described in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

About ChromaDex:

ChromaDex Corporation is a global bioscience company dedicated to healthy aging. The ChromaDex team, which includes world-renowned scientists, is pioneering research on nicotinamide adenine dinucleotide (NAD+), an essential coenzyme that is a key regulator of cellular metabolism and is found in every cell of the human body. NAD+ levels in humans have been shown to decline with age, among other factors, and may be increased through supplementation with NAD+ precursors. ChromaDex is the innovator behind the NAD+ precursor nicotinamide riboside chloride (“NRC” commonly referred to as “NR”), commercialized as the flagship ingredient Niagen®, available in both food and pharmaceutical grades. Nicotinamide riboside chloride and other NAD+ precursors are protected by ChromaDex’s patent portfolio.

The Company delivers Niagen® as the sole or principal dietary ingredient in its consumer product line Tru Niagen® available at www.TruNiagen.com and through partnerships with global retailers and distributors. The Company also develops and commercializes proprietary-based ingredient technologies, including food-grade Niagen® and pharmaceutical-grade Niagen®, and supplies these ingredients as raw materials to the manufacturers of consumer products and U.S. FDA-registered 503B outsourcing facilities, respectively. The Company further offers natural product fine chemicals, known as phytochemicals, and related research and development services. Follow us on X (formerly Twitter) @ChromaDex and Instagram @TruNiagen and subscribe to our latest news via our website accessible at www.ChromaDex.com to which ChromaDex regularly posts copies of its press releases as well as additional updates and financial information about the Company.

Contacts:

Investor Relations
Ben Shamsian
Lytham Partners
+1 (646) 829-9701
Shamsian@LythamPartners.com

Media Relations
Kendall Knysch
Director of Media Relations
+1 (310) 388-6706 Ext. 689
Kendall.Knysch@ChromaDex.com

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(In thousands, except per share data)
Sales, net	$25,580	$19,495	$70,472	$62,374
Cost of sales	9,340	7,526	27,083	24,531
Gross profit	16,240	11,969	43,389	37,843
Operating expenses:
Sales and marketing	7,044	6,035	20,753	19,918
Research and development	1,290	1,241	4,701	3,799
General and administrative	6,304	5,840	17,320	19,557
Total operating expenses	14,638	13,116	42,774	43,274
Operating income (loss)	1,602	(1,147)	615	(5,431)

Nonoperating income:
Interest income, net	276	188	756	379
Net income (loss)	$1,878	$(959)	$1,371	$(5,052)

Net income (loss) per share attributable to ChromaDex Corporation:
Basic	$0.02	$(0.01)	$0.02	$(0.07)
Diluted	$0.02	$(0.01)	$0.02	$(0.07)

Weighted average common shares outstanding:
Basic	75,972	75,050	75,588	74,938
Diluted	77,768	75,050	76,804	74,938

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

(In thousands except par values, unless otherwise indicated)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents, including restricted cash of $152 for both periods presented	$32,398	$27,325
Trade receivables, net of allowances of $90 and $68, respectively; Including receivables from Related Party of $2.0 million and $2.8 million, respectively	7,096	5,234
Inventories	10,544	14,525
Prepaid expenses and other assets	2,096	2,450
Total current assets	52,134	49,534

Leasehold improvements and equipment, net	1,718	2,137
Intangible assets, net	397	510
Right-of-use assets	1,899	2,400
Other long-term assets	374	383
Total assets	$56,522	$54,964

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,903	$10,232
Accrued expenses	9,592	9,493
Current maturities of operating lease obligations	1,008	691
Current maturities of finance lease obligations	12	11
Customer deposits	184	195
Total current liabilities	17,699	20,622
Deferred revenue	2,579	3,311
Operating lease obligations, less current maturities	1,873	2,563
Finance lease obligations, less current maturities	2	12
Total stockholders’ equity	34,369	28,456
Total liabilities and stockholders’ equity	$56,522	$54,964

ChromaDex Corporation and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(In thousands)	2024	2023
Net cash provided by / (used in):
Operating activities	$3,526	$6,468
Investing activities	(74)	(122)
Financing activities	1,621	(14)
Net increase in cash and cash equivalents	5,073	6,332
Cash and cash equivalents beginning of period	27,325	20,441
Cash and cash equivalents at end of period	$32,398	$26,773

ChromaDex Corporation and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures

Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023

Net income (loss), as reported	$1,878	$(15)	$(492)	$114	$(959)
Adjustments:
Interest income, net	(276)	(241)	(239)	(282)	(188)
Depreciation	164	170	178	177	233
Amortization of intangibles	38	37	38	39	39
Amortization of right of use assets	164	163	174	157	176
Share-based compensation	735	1,185	984	1,037	1,117
Severance and restructuring	185	276	27	5	86
Adjusted EBITDA	$2,888	$1,575	$670	$1,247	$504

Non-GAAP Financial Information:
To supplement ChromaDex’s unaudited financial data presented in accordance with generally accepted accounting principles (GAAP), the Company has presented Adjusted EBITDA, a non-GAAP financial measure. ChromaDex believes the presentation of this non-GAAP financial measure provides important supplemental information to management and investors and enhances the overall understanding of the Company’s historical and current financial operating performance. The Company believes disclosure of the non-GAAP financial measure has substance because the excluded expenses are infrequent in nature, are variable in nature or do not represent current cash expenditures. Further, such non-GAAP financial measure is among the indicators the Company uses as a basis for evaluating the Company’s financial performance as well as for planning and forecasting purposes. Accordingly, disclosure of this non-GAAP financial measure provides investors with the same information that management uses to understand the Company’s economic performance year-over-year.

Adjusted EBITDA is defined as net income (loss) before (a) interest, (b) depreciation, (c) amortization, (d) non-cash share-based compensation costs and (e) severance and restructuring expense. While ChromaDex believes that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of such measure. This measure is not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the method of calculation. Management compensates for these limitations by relying primarily on the Company’s GAAP results and by using Adjusted EBITDA only supplementally and by reviewing the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

Non-GAAP financial measures are not prepared in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company’s non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.